Exhibit 99.12

Form of opinion of Dechert LLP regarding tax matters.

Form of Opinion

BOSTON

BRUSSELS

CHARLOTTE

FRANKFURT

HARRISBURG

HARTFORD

LONDON

LUXEMBOURG

MUNICH

NEW YORK

NEWPORT BEACH

PALO ALTO

PARIS

PHILADELPHIA

PRINCETON

SAN FRANCISCO

WASHINGTON

February [18], 2005

Board of Trustees

One Group Diversified Equity Fund

One Group Mutual Funds

552 Fifth Avenue

New York, New York 10036

Board of Trustees

JPMorgan U.S. Equity Fund

J.P. Morgan Institutional Funds

552 Fifth Avenue

New York, New York 10036

Dear Ladies and Gentlemen:

You have requested our opinion regarding certain federal income tax consequences to JPMorgan One Group Diversified Fund (the “Target”), a separate series of One Group Mutual Funds, a Massachusetts business trust (the “Target Trust”), to the holders of the shares of beneficial interest (the “shares”) of the Target (the “Target Shareholders”), and to the JPMorgan U.S. Equity Fund (the “Acquiring Fund”), a separate series of J.P. Morgan Institutional Funds, a Massachusetts business trust (the “Acquiring Trust”), in connection with the proposed transfer of substantially all of the properties of Target to Acquiring Fund in exchange solely for voting shares of beneficial interest of Acquiring Fund (the “Acquiring Fund Shares”) and the assumption of Target’s liabilities by Acquiring Fund, followed by the distribution of such Acquiring Fund Shares received by Target in complete liquidation and termination of Target (the “Reorganization”), all pursuant to the Plan of Reorganization (the “Plan”) approved by Target Trust and by Acquiring Trust on August 19, 2004, executed by Target Trust on behalf of Target and by Acquiring Trust on behalf of Acquiring Fund.

Law Offices of Dechert LLP

30 Rockefeller Plaza • New York, NY 10112-2200 • Tel: 212.698.3500 • Fax: 212.698.3599 • www.dechert.com

For purposes of this opinion, we have examined and rely upon (1) the Plan, (2) the Form N-14 filed by Acquiring Fund with the Securities and Exchange Commission,  (3) the facts and representations contained in the letter dated on or about the date hereof addressed to us from Acquiring Trust on behalf of Acquiring Fund, (4) the facts and representations contained in the letter dated on or about the date hereof addressed to us from Target Trust on behalf of Target, and (5) such other documents and instruments as we have deemed necessary or appropriate for purposes of rendering this opinion.

This opinion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, judicial decisions, and administrative rulings and pronouncements of the Internal Revenue Service, all as in effect on the date hereof.  This opinion is conditioned upon the Reorganization taking place in the manner described in the Plan and the Form N-14 referred to above.

Based upon the foregoing, it is our opinion that:

1.                                       The acquisition by Acquiring Fund of substantially all of the properties of Target in exchange solely for Acquiring Fund Shares followed by the distribution of Acquiring Fund Shares to the Target Shareholders in exchange for their Target shares in complete liquidation and termination of Target will constitute a reorganization within the meaning of section 368(a) of the Code.  Target and Acquiring Fund will each be “a party to a reorganization” within the meaning of section 368(b) of the Code.

2.                                       Target will not recognize gain or loss upon the transfer of substantially all of its assets to Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption of Target’s liabilities by Acquiring Fund except to the extent that Target’s assets consist of contracts described in section 1256(b) of the Code (“Section 1256 Contracts”); Target will be required to recognize gain or loss on the transfer of any such Section 1256 contracts to Acquiring Fund pursuant to the Reorganization as if such Section 1256 contracts were sold to Acquiring Fund on the effective date of the Reorganization at their fair market value.  Target will not recognize gain or loss upon the distribution in liquidation to its shareholders of the Acquiring Fund Shares received by Target in the Reorganization.  We do not express any opinion as to whether any accrued market discount will be required to be recognized as ordinary income.

3.                                       Acquiring Fund will recognize no gain or loss upon receiving the properties of Target in exchange solely for Acquiring Fund Shares and the assumption of Target’s liabilities by Acquiring Fund.

4.                                       The aggregated adjusted basis to Acquiring Fund of the properties of Target received by Acquiring Fund in the Reorganization will be the same as the aggregate

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adjusted basis of those properties in the hands of Target immediately before the exchange.

5.                                       Acquiring Fund’s holding periods with respect to the properties of Target that Acquiring Fund acquires in the transaction will include the respective periods for which those properties were held by Target (except where investment activities of Acquiring Fund have the effect of reducing or eliminating a holding period with respect to an asset).

6.                                       The Target Shareholders will recognize no gain or loss upon receiving Acquiring Fund Shares solely in exchange for Target shares.

7.                                       The aggregate basis of the Acquiring Fund Shares received by a Target Shareholder in the transaction will be the same as the aggregate basis of Target shares surrendered by the Target Shareholder in exchange therefor.

8.                                       A Target Shareholder’s holding period for the Acquiring Fund Shares received by the Target Shareholder in the transaction will include the holding period during which the Target Shareholder held Target shares surrendered in exchange therefor, provided that the Target Shareholder held such shares as a capital asset on the date of Reorganization

9.                                       The Acquiring Fund will succeed to, and take into account (subject to the conditions and limitations specified in sections 381, 382, 383 and 384 of the Code) the items of Target described in section 381(c) of the Code.

We express no opinion as to the federal income tax consequences of the Reorganization except as expressly set forth above, or as to any transaction except those consummated in accordance with the Plan.

Very truly yours,

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Form of Opinion

BOSTON

BRUSSELS

CHARLOTTE

FRANKFURT

HARRISBURG

HARTFORD

LONDON

LUXEMBOURG

MUNICH

NEW YORK

NEWPORT BEACH

PALO ALTO

PARIS

PHILADELPHIA

PRINCETON

SAN FRANCISCO

WASHINGTON

February [18], 2005

Board of Trustees

One Group Balanced

One Group Mutual Funds

552 Fifth Avenue

New York, New York 10036

Board of Trustees

Diversified Fund

J.P. Morgan Institutional Funds

552 Fifth Avenue

New York, New York 10036

Dear Ladies and Gentlemen:

You have requested our opinion regarding certain federal income tax consequences to One Group Balanced Fund (the “Target”), a separate series of One Group Mutual Funds, a Massachusetts business trust (the “Target Trust”), to the holders of the shares of beneficial interest (the “shares”) of the Target (the “Target Shareholders”), and to the JPMorgan Diversified Fund (the “Acquiring Fund”), a separate series of J.P. Morgan Institutional Funds, a Massachusetts business trust (the “Acquiring Trust”), in connection with the proposed transfer of substantially all of the properties of Target to Acquiring Fund in exchange solely for voting shares of beneficial interest of Acquiring Fund (the “Acquiring Fund Shares”) and the assumption of Target’s liabilities by Acquiring Fund, followed by the distribution of such Acquiring Fund Shares received by Target in complete liquidation and termination of Target (the “Reorganization”), all pursuant to the Plan of Reorganization (the “Plan”) approved by Target Trust and by Acquiring Trust on August 19, 2004, executed by Target Trust on behalf of Target and by Acquiring Trust on behalf of Acquiring Fund.

Law Offices of Dechert LLP

30 Rockefeller Plaza • New York, NY 10112-2200 • Tel: 212.698.3500 • Fax: 212.698.3599 • www.dechert.com

For purposes of this opinion, we have examined and rely upon (1) the Plan, (2) the Form N-14 filed by Acquiring Fund with the Securities and Exchange Commission,  (3) the facts and representations contained in the letter dated on or about the date hereof addressed to us from Acquiring Trust on behalf of Acquiring Fund, (4) the facts and representations contained in the letter dated on or about the date hereof addressed to us from Target Trust on behalf of Target, and (5) such other documents and instruments as we have deemed necessary or appropriate for purposes of rendering this opinion.

This opinion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations, judicial decisions, and administrative rulings and pronouncements of the Internal Revenue Service, all as in effect on the date hereof.  This opinion is conditioned upon the Reorganization taking place in the manner described in the Plan and the Form N-14 referred to above.

Based upon the foregoing, it is our opinion that:

1.                                       The acquisition by Acquiring Fund of substantially all of the properties of Target in exchange solely for Acquiring Fund Shares followed by the distribution of Acquiring Fund Shares to the Target Shareholders in exchange for their Target shares in complete liquidation and termination of Target will constitute a reorganization within the meaning of section 368(a) of the Code.  Target and Acquiring Fund will each be “a party to a reorganization” within the meaning of section 368(b) of the Code.

2.                                       Target will not recognize gain or loss upon the transfer of substantially all of its assets to Acquiring Fund in exchange solely for Acquiring Fund Shares and the assumption of Target’s liabilities by Acquiring Fund except to the extent that Target’s assets consist of contracts described in section 1256(b) of the Code (“Section 1256 Contracts”); Target will be required to recognize gain or loss on the transfer of any such Section 1256 contracts to Acquiring Fund pursuant to the Reorganization as if such Section 1256 contracts were sold to Acquiring Fund on the effective date of the Reorganization at their fair market value.  Target will not recognize gain or loss upon the distribution in liquidation to its shareholders of the Acquiring Fund Shares received by Target in the Reorganization.  We do not express any opinion as to whether any accrued market discount will be required to be recognized as ordinary income.

3.                                       Acquiring Fund will recognize no gain or loss upon receiving the properties of Target in exchange solely for Acquiring Fund Shares and the assumption of Target’s liabilities by Acquiring Fund.

4.                                       The aggregated adjusted basis to Acquiring Fund of the properties of Target received by Acquiring Fund in the Reorganization will be the same as the aggregate

2

adjusted basis of those properties in the hands of Target immediately before the exchange.

5.                                       Acquiring Fund’s holding periods with respect to the properties of Target that Acquiring Fund acquires in the transaction will include the respective periods for which those properties were held by Target (except where investment activities of Acquiring Fund have the effect of reducing or eliminating a holding period with respect to an asset).

6.                                       The Target Shareholders will recognize no gain or loss upon receiving Acquiring Fund Shares solely in exchange for Target shares.

7.                                       The aggregate basis of the Acquiring Fund Shares received by a Target Shareholder in the transaction will be the same as the aggregate basis of Target shares surrendered by the Target Shareholder in exchange therefor.

8.                                       A Target Shareholder’s holding period for the Acquiring Fund Shares received by the Target Shareholder in the transaction will include the holding period during which the Target Shareholder held Target shares surrendered in exchange therefor, provided that the Target Shareholder held such shares as a capital asset on the date of Reorganization

9.                                       The Acquiring Fund will succeed to, and take into account (subject to the conditions and limitations specified in sections 381, 382, 383 and 384 of the Code) the items of Target described in section 381(c) of the Code.

We express no opinion as to the federal income tax consequences of the Reorganization except as expressly set forth above, or as to any transaction except those consummated in accordance with the Plan.

Very truly yours,

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